Exhibit 10.3

AUDIT COMMITTEE CHARTER

OF

RIVERSTONE LTD

PURPOSE

The purpose of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Riverstone Ltd (the “Company”) is to assist the Board in monitoring: (1) the integrity of the annual, semi-annual, quarterly (if the Company should elect to release quarterly information), and other financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s independent auditor, and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee also shall review and approve all related-party transactions pursuant to the Company’s Related Party Transaction Policy, a copy of which is attached hereto as Exhibit 1.

The Audit Committee shall prepare any reports required by the rules of the Securities and Exchange Commission (“Commission”).

II. COMMITTEE MEMBERSHIPS

The Audit Committee shall consist of no fewer than three members of the Board, absent a temporary vacancy. The Audit Committee shall meet the “Audit Committee Requirements” of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission, and if applicable the requirements of the Nasdaq Stock Market or the applicable stock market upon which its securities are traded.

The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board. There shall be a Chairperson of the Audit Committee which shall also be appointed by the Board. The Chairperson of the Audit Committee shall be a member of the Audit Committee and, if present, shall preside at each meeting of the Audit Committee. The Chairperson shall advise and counsel with the executives of the Company and shall perform such other duties as may from time to time be assigned to the Chairperson by the Audit Committee or the Board of Directors.

III. MEETINGS

The Audit Committee shall meet as often as it determines, but not less frequently than the time periods that the Company releases financial information to the public or files such information with the United States Securities and Exchange Commission. The Audit Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

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IV. COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit). The Audit Committee may form and delegate authority to subcommittees of the Audit Committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to (i) the independent auditor for the purpose of rendering or issuing an audit report and (ii) any advisors employed by the Audit Committee.

The Audit Committee shall:

Financial Statement and Disclosure Matters

1.	Meet with the independent auditor prior to the audit to review the scope, planning, and staffing of the audit.

2.	Review and discuss with management and the independent auditor the annual audit report, the financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” proposed to be included in the Company’s Annual Report on Form 20-F, and recommend to the Board whether the audited financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be included in the Company’s Annual Report on Form 20-F (or the annual report to shareholders if distributed prior to the filing of the Form 20-F).

3.	Review and discuss with management and the independent auditor the Company’s interim financial statements prior to the release of any such financial statements or information to the public or the filing of such financial information with the United States Securities and Exchange Commission under cover of Form 6-K, including the results of the independent auditor’s review of such interim financial statements (if such a review has been obtained).

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4.	Discuss with management and the independent auditor, as appropriate, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including:

(a) any significant changes in the Company’s selection or application of accounting principles;

(b) the Company’s critical accounting policies and practices;

(c) all alternative treatments of financial information within GAAP that have been discussed with management and the ramifications of the use of such alternative accounting principles;

(d) any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies; and

(e) any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management and independent auditor and, prior to issuance, review and approve the Company’s earnings releases, including the use of “pro forma” or “adjusted” non-GAAP information, and any financial information and earnings guidance to be included in such releases and provided to analysts and rating agencies. Such discussion may be general and include the types of information to be disclosed and the types of presentations to be made.

6.	Discuss with management and the independent auditor the effect on the Company’s financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures.

7.	Review and discuss with management and the independent auditor the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer (or individuals performing similar functions) during their certification process for the Form 20-F about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

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Oversight of the Company’s Relationship with the Independent Auditor

10.	At least annually, obtain and review a report from the independent auditor, consistent with the rules of the Public Company Accounting Oversight Board, regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance, and independence of the independent auditor, including whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

11.	Verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

12.	Oversee the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

13.	Be available to the independent auditor during the year for consultation purposes.

Compliance Oversight Responsibilities

14.	Obtain assurance from the independent auditor that Section 10A(b) of the Exchange Act has not been implicated.

15.	Review and approve all related-party transactions.

16.	Inquire and discuss with management the Company’s compliance with applicable laws and regulations and with the Company’s Code of Ethics in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance.

17.	Establish procedures (which may be incorporated in the Company’s Code of Ethics, in effect at such time, if any) for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies. Review requests for waivers under the Code of Ethics sought with respect to any executive officer or director. Review annually with the Chairperson of the Board or outside counsel, as appropriate, the scope, implementation and effectiveness of the ethics and compliance program, and any significant deviations by officers and employees from the Code of Ethics or other compliance policies, and other matters pertaining to the integrity of management.

18.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

19.	Discuss with the Company’s SEC counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

20.	Review and approve all payments made to the Company’s officers and directors or its or their affiliates. Any payments made to members of the Audit Committee will be reviewed and approved by the Board, with the interested director or directors abstaining from such review and approval.

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Cybersecurity Oversight Responsibility

21.	Review cybersecurity risk as part of our overall risk-management program to ensure that cybersecurity risk management remains a meaningful priority in our business strategy and operations.

22.	If directed by the Board to assume oversight responsibility for cybersecurity then, with the assistance of the Company’s Chief Financial Officer, it shall establish and maintain a management strategy for cybersecurity, consistent with the Company’s Cybersecurity Policy, a copy of which is attached hereto as Exhibit 1, which includes:

1.	Identification: Proactively identify the manners in which our business could be materially impacted by cybersecurity risks including:

(a)	Cybersecurity Incidents – an unauthorized occurrence on or conducted through its information system that jeopardizes the confidentiality, integrity, or availability of its information systems or any information residing therein.

(b)	Cybersecurity Threats – any potential occurrence that may result in an unauthorized effort to adversely affect the confidentiality, integrity, or availability of its information systems or any information residing therein.

2.	Assessment: Periodically assess our risks relating to cybersecurity threats, including risks relating to our reliance on third parties, considering the likelihood and impact that could result from the manifesting of such risks, together with the sufficiency of existing policies, procedures, systems, and safeguards in place to manage such risks, including evaluating and if available obtaining cyber liability insurance, and aligning such cyber-risk management policies with the Company’s business needs by integrating cyber-risk analysis into significant business decisions.

3.	Management: Determine and implement reasonable safeguards to address any identified gaps in our existing processes and procedures, including annual cybersecurity awareness training emphasizing the use of strong passwords on all systems and aligning cyber-risk management policies with the Company’s needs by integrating cyber-risk analysis into significant business decisions and ensuring that the Company’s organization structure supports such cybersecurity goals.

4.	Evaluation: If a cybersecurity breach occurs, the Audit Committee will determine whether the Incident or Threat is “material” (.i.e. is there a substantial likelihood that a reasonable shareholder would consider it important in making an investment decisions or if it would have significantly altered the “total mix” of information made available?), assessing among other factors potential or actual financial impacts, reputational damage, and operational disruptions.

5.	Report: Establish and monitor an incident response approach requiring our Chief Financial officer to report to us, the full Board of Directors and legal counsel any cybersecurity concerns or events.

6.	Disclosure: To ensure compliance with SEC requirements and maintain overall stakeholder confidence in the Company, all material and known facts regarding the cybersecurity breach will be recorded, including their nature, scope, and financial implications; and a Form 6-K will be prepared and filed within four (4) business days after the determination that a “material” cybersecurity incident has occurred.

23.	Engage third parties to assist with evaluating the effectiveness of our risk-management and cybersecurity practices.

V. LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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